Exhibit 99.1

CONSENT OF STERNE, AGEE & LEACH, INC.

We hereby consent to (i) the use of our opinion letter dated May 6, 2014 to the Board of Directors of Simmons First National Corporation (“Simmons”) included in Annex C to the Joint Proxy Statement/Prospectus which is part of Amendment No. 2 to the Registration Statement relating to the proposed merger of Simmons and Community First Bancshares, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CONSENT OF STERNE, AGEE & LEACH, INC.

By:

Name:	Sterne, Agee & Leach, Inc.

September 29, 2014